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                                                                     EXHIBIT 3.1

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                             ARTICLES OF AMENDMENT

                      OF THE ARTICLES OF INCORPORATION OF                [STAMP]

                              TBX RESOURCES, INC.

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     The undersigned officer of the corporation, described herein, submits the following amendment to the corporation's Articles of Incorporation to the Secretary of State, State of Texas:

                                   ARTICLE I

     The date of incorporation was March 24, 1995, and the Charter Number is 1349922.

                                   ARTICLE II

     The article to be amended, Article Four of the Articles of Incorporation of TBX Resources, Inc., states:

     The aggregate number of shares which the Corporation shall have authority to issue is 100,000,000 of the par value of $0.01 (One Cent) each, all of which shares shall be known as Common Stock.

                                  ARTICLE III

     Article Four is to be amended as follows:

     The aggregate number of shares which the Corporation shall have authority to issue is 10,000,000 of the par value of $0.01 (One Cent) each, all of which shall be known as Preferred Stock and 100,000,000 of the par value of $0.01 (One Cent) each, all of which shares shall be known as Common Stock.

                                   ARTICLE IV

     The date of adoption of this amendment is July 11, 2001.


ARTICLES OF AMENDMENT OF THE ARTICLES
OF INCORPORATION OF TBX RESOURCES, INC. - PAGE 1
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                                   ARTICLE V

     The number of shares issued is 17,090,875. The following shareholders own a total of 8,684,533 shares and have voted to approve this amendment. These shareholders include T. Burroughs, J. Ayres, J. Clayton, C. Coley, D. York,
B. Boetler, E. Brenkus, B. Ligon-Dickens, E. Baldwin, PAX Energy, B. Hainey,
B. Pheland, M. Synder, J. Zager and C. Zager.

                                   ARTICLE VI

     The amendment will be effective upon filing.

     The manner of the adoption of these Articles of Amendment, and the vote by which they were adopted, constitute full legal compliance with the provisions of applicable law, the corporation's Articles of Incorporation, and the Corporation's Bylaws.

     I HEREBY VERIFY, subject to the penalties of perjury that the statements contained are true and correct.

     SIGNED on this the 17th day of July, 2001.



                                        /s/ TIMOTHY P. BURROUGHS
                                        ----------------------------------------
                                        Timothy P. Burroughs, President




ARTICLES OF AMENDMENT OF THE ARTICLES
OF INCORPORATION OF TBX RESOURCES, INC. - PAGE 2